COMPOSITE CERTIFICATE OF INCORPORATION
                       OF PHILIPP BROTHERS CHEMICALS, INC.

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                       OF PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 807 of the Business Corporation Law)

      WE THE UNDERSIGNED, the President and Secretary of PHILIPP BROTHERS CHEMICALS, INC., hereby certify:

      FIRST: The name of the corporation is

            PHILLIP BROTHERS CHEMICALS, INC.

      SECOND: The certificate of incorporation of the corporation was filed by the Department of State on May 11, 1946.

      THIRD: The amendment and restatement of the certificate of incorporation of the corporation herein provided for was authorized by the written consent of the holders of all of the outstanding shares of the corporation entitled to vote thereon pursuant to Section 615 of the Business Corporation Law.

      FOURTH: The certificate of incorporation as heretofore amended is hereby amended or changed to effect one or more of the amendments or changes authorized by Section 801 of the Business Corporation Law, namely:

      A. To amend Article THIRD of the certificate of incorporation by (i) eliminating as separate classes the Special Preferred Shares, First Preferred Shares, Second Preferred Shares and Class D Capital Stock heretofore authorized, no shares of which are issued or outstanding, (ii) changing the designation of the Third Preferred shares heretofore authorized to Series A Preferred shares, and reducing the number of authorized Series A Preferred shares from 60,000 to 5,207 shares, (iii) providing for the creation of a class of 155,750 shares of authorized preferred shares, and vest in the Board of Directors authority to fix the designations, relative rights, preference and limitations of shares of each series, (iv) changing the designation of the Class A Capital Stock heretofore authorized to Class A Common shares and increasing the number of authorized Class A Common shares from 8,100 to 16,200 shares and increasing the per share dividend rate of the Class A Common shares from $.01 to $.055, so that the holder thereof, after exchanging Class C Capital Stock, having a dividend rate of $.10 per share, shall be entitled to receive the same aggregate dividend as payable in respect of the former Class A Capital Stock and Class C Capital Stock, (v) changing the designation of the Class B Capital Stock heretofore authorized to Class B Common shares and increasing the authorized number of Class B Common shares from 8,100 to 14,100 shares, (vi) eliminating as separate classes the Class C Capital Stock and Class E Capital Stock and changing all authorized and issued shares thereof into authorized and issued Class A Common shares and Class B Common shares, respectively, (vii) deleting the statement as to the amount, in dollars, of the capital stock of 2 the corporation, and (viii) in connection therewith, changing the headings for the paragraphs of Article THIRD;

      B. To amend Article THIRD of the certificate of incorporation corporation by decreasing the total number of shares which the corporation is authorized to issue by 8,100 shares, an amount equal to the number of authorized shares of the former Class D Capital Stock, from 194,150 to 186,050 shares;

      C. To delete Article SEVENTH, relating to the names and addresses of the initial directors of the Corporation;

      D. To delete Article EIGHTH, relating to the names and addresses of the subscribers of the original certificate of incorporation of the corporation;

      E. To delete Article NINTH, relating to certain additional information concerning such subscribers;

      F. To combine Articles TENTH and FOURTH, relating to the designation of the Secretary of State as agent of the corporation and the address to which the Secretary of State shall mail a copy of process, respectively, into a new Article FIFTH;

      G. To delete Article SIXTH, relating to the size of the Board of Directors of the corporation;

      H. To add Articles SEVENTH and EIGHTH, relating to the indemnification of directors and officers, and deleting parts of Article EIGHTH inconsistent therewith; and

      I. To re-number certain Articles.

      FIFTH: The text of the certificate of incorporation of the corporation as heretofore amended and as amended or changed hereby, is hereby restated to read in full as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 807 of the Business Corporation Law)

                                   ----------

      FIRST: The name of the corporation is:

            PHILIPP BROTHERS CHEMICALS, INC.

      SECOND: The purpose for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the corporation shall not engage in any act or activity requiring the


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

consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

      THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Hundred Eighty- Six Thousand Fifty (186,050), which are divided into One Hundred Fifty-Five Thousand Seven Hundred Fifty (155,750) Preferred shares (hereinafter sometimes called the "Preferred Shares") of a par value of $100 each, of which a series of Five Thousand Two Hundred Seven (5,207) Series A Preferred shares (hereinafter sometimes called the "Series A Preferred Shares") of a par value of $100 each has been established, Sixteen Thousand Two Hundred (16,200) Class A Common shares (hereinafter sometimes called the "Class A Common Shares") of a par value of $.10 each and Fourteen Thousand One Hundred (14,100) Class B Common shares (hereinafter sometimes called the "Class B Common Shares") of a par value of $.10 each (such classes of common shares are also hereinafter sometimes referred to collectively as the "Common Shares").

      A. Preferred Shares.

      The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

            (a) General. Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed herein and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions set forth herein, to establish and designate one or more series of Preferred Shares and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

                  1. The number of shares to constitute such series and the distinctive designations thereof;

                  2. The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, non-cumulative, participating, or non-participating, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable and the form of payment of dividends;

                  3. Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

                  4. The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

                  5. Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  6. Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

                  7. The voting powers, if any, of such series; and

                  8. Any other relative rights, preferences and limitations pertaining to such series.

            (b) Series A Preferred Shares.

                  1. Dividends. Subject to the rights of any other series of Preferred shares that from time to time may come into existence, each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of six per centum (6%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the issued and outstanding Common Shares. The right as aforesaid to quarterly dividends upon the issued and outstanding Series A Preferred Shares shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor, unless and until said dividends have been declared by the Board of Directors. Whenever full dividends upon the issued and outstanding Series A Preferred Shares for the then current fiscal year shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends, and/or may make share distributions of the authorized but unissued Common Shares of the corporation and/or its treasury Common Shares, if any, and/or may make distributions of bonds or property of the corporation, including the shares or bonds of other corporations, including the shares or bonds of other corporations. The holders of record of the issued and outstanding Common Shares shall be entitled in respect of said Common Shares exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which made be made, as hereinafter provided. Any reference to "distributions" in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary; nor shall any such reference to "distributions" in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of Directors to make any


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

proper distributions, including distributions of authorized but unissued Common Shares, in relation to its treasury Common Shares, if any.

                  2. Redemption. The corporation may, through its Board of Directors and in conformity with the provisions of the Business Corporation Law, at any time and from time to time, redeem all or any part of the issued and outstanding Series A Preferred Shares by paying the holders of record thereof, out of funds legally available therefor, the par value for each such share to be redeemed plus an amount equivalent to all dividends, if any, which have been declared but not paid, to the date fixed for redemption. In the event of such redemption, a notice fixing the time and place of redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Series A Preferred Shares to be redeemed at his address as it appears on the record of shareholders. In the event that less than all of the issued and outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not be entitled to any dividends and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificate therefor.

                  3. Liquidation. Subject to the rights of any other series of Preferred shares that may from time to time come into existence, in the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to payment at the rate of the par value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, before any payment or distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common Shares in respect of said Common Shares. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Series A Preferred Shares, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Shares, as hereinafter provided. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Series A Preferred Shares as aforesaid, then each issued and outstanding Series A Preferred Share shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common Shares shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Shares. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

                  4. Voting. Each issued and outstanding Common Share shall entitle the holder thereof to full voting power, as hereinafter provided. Except as any 8 provision of law may otherwise require, no Series A Preferred Share shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

      B. Common Shares.

      The statement of the relative rights, preferences, and limitations of the shares of each class of Common Shares is as follows:

            1. Dividends. After payment in full of all dividends to which the holders of Preferred Shares shall be entitled as set forth above, each issued and outstanding Class A Common Share shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of five and one-half per centum (5 1/2%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the Class B Common Shares of the corporation and before distribution of any kind may be made upon the issues and outstanding Class B Common Shares. The right as aforesaid to quarterly dividends upon the issued and outstanding Class A Common Shares shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor unless and until said dividends shall have been declared by the Board of Directors.

            2. Liquidation. (a) After payment in full of the preferential amount of the Preferred Shares as set forth above, then, before any payment or distribution of the remaining assets of the corporation (whether stated capital or surplus), if any, shall be made to or set apart for the holders of shares of Class B Common Shares as provided in subparagraph (b) below, the holders of shares of Class A Common Shares shall be entitled to receive out of the remaining assets of the corporation (whether stated capital or surplus), if any, payment of an amount equal to the value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, but they shall be entitled to no further payment with respect to such Class A Common Shares. If, upon any liquidation, distribution of assets, dissolution or winding-up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of shares of Class A Common Shares, shall be insufficient to pay in full the respective preferential amounts of such Class A Common Shares, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective liquidation amounts which would be payable on such shares if all amounts payable were paid in full.

                  (b) After paying in full the preferential amount set forth in the preceding paragraph of this paragraph B(2), the remaining assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Class B Common Shares, each issued and outstanding Class B Common Share entitling the holder of record thereof to receive an equal portion of said remaining net assets.

            3. Voting. Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each Common Share of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other Common Share of the corporation. The Class A Common shares of the corporation shall at all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect all but one (1) of the directors of the corporation, to exercise any right of removal of any of said directors, and to fill all vacancies and all newly created directorships in said directors except those vacancies and newly created directorship which may be filled, under a duly adopted by-law, by the existing directors or director elected by those holders of said class of shares. The Class B Common shares of the corporation shall at all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect one (1) director of the corporation, to exercise any right of removal of said director, and to fill all vacancies and all newly created directorships in said director except those vacancies and newly created directorships which may be filled, under a duly adopted by-law, by the existing director elected by those holders of said class of shares. In all matters other than in the election and removal of directors, each issued and outstanding Class A Common share 10 shall entitle the holder of record thereof to full voting power, and voting shall not be by class unless otherwise required by law. Except as any provision of law may otherwise require and except as hereinabove provided with respect to the election or removal of one (1) director, no Class B Common Share shall entitle the holder thereof to any voting power, to any right to participate in any meeting of shareholders, or to have any notice of any meeting of shareholders.

      FOURTH: The county within the State of New York within which the office of the corporation is located is New York County.

      FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Golenbock, Eiseman, Assor & Bell, 437 Madison Avenue, New York, New York 10022.

      SIXTH: No director shall be disqualified from voting or acting on behalf of the corporation, in contracting with any other corporation in which he is or may be an officer, a director or a stockholder, and no contract or other transaction between this corporation and any other corporation shall be affected by the fact that the directors of this corporation are interested in or are directors or officers of such other corporation and any director individually may be a party to or may be interested in any contract or transaction of this corporation and no contract or transaction of this corporation with any person or persons, firm or association, shall be affected by the fact that any director of this corporation is a party thereto or is connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director shall be fully disclosed; and, subject to the foregoing provision, each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist through contracting or dealing with this corporation for the benefit of himself or any firm, association or corporation in which he is or may be in any manner interested. Each director and officer shall be indemnified by the corporation against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation to the fullest extent permitted by New York law, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

      SEVENTH: No provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation with respect to the power of the corporation to furnish indemnification and to advance expenses to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification and advancement of expenses as the same are conferred by the Business Corporation Law. The indemnification and advancement of expenses granted pursuant to, or provided by, the Business Corporation Law shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in this certificate of incorporation or the by-laws or (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, except as expressly prohibited by the Business Corporation Law.

      EIGHTH: To the fullest extent permitted by the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended, the personal liability of directors of the corporation to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or of the By-Laws of the corporation or of any statute inconsistent with this Article EIGHTH shall eliminate or limit the effect of this Article EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of such an inconsistent provision.

      IN WITNESS WHEREOF, we, the President and Secretary of the corporation, have subscribed this document on the ____ day of September, 1998, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                          /s/ Jack C. Bendheim
                                          -------------------------------------
                                          Jack C. Bendheim, President

                                          /s/ Joseph Katzenstein
                                          -------------------------------------
                                          Joseph M. Katzenstein, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 805 of the Business Corporation Law)

      The undersigned, being respectively the President and Secretary of the below-named corporation, hereby certify as follows:

      FIRST: The name of the Corporation is Philipp Brothers Chemicals, Inc. (the "Corporation").

      SECOND: The original certificate of incorporation of the Corporation was filed by the Department of State on May 11, 1946 (such certificate of incorporation, as amended and in effect thereafter, the "Certificate of Incorporation").

      THIRD: The Certificate of Incorporation is hereby amended to provide that 25,000 shares of the Corporation's authorized and unissued Preferred Shares (as defined in the Certificate of Incorporation) shall be designated as Series B Redeemable Participating Preferred Shares (hereinafter referred to as the "Series B Preferred Shares"), which shall have the following relative rights, preferences and limitations, as fixed by the Corporation's Board of Directors pursuant to authority granted to it under the Certificate of Incorporation and as permitted by Section 502 of the Business Corporation Law:

      1. Rank. (a) For purposes of this Certificate of Amendment, the following capitalized terms shall have the following meanings.

            (i) "Senior Securities" shall mean, with respect to a class or series of Preferred Stock, all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior in preference or priority to such class or series of Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Corporation.

            (ii) "Parity Securities" shall mean, with respect to a class or series of Preferred Stock, all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity, without preference or priority, with such class or series of Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Corporation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provision, if any, of such equity securities be different from those of such class or series of Preferred Stock.

            (iii) "Junior Securities" shall mean, with respect to a class or series of Preferred Stock, all equity securities issued by the Corporation ranking junior in preference or priority to such class or series of Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Corporation, including but not limited to all Common Shares (as defined in the Certificate of Incorporation) of the Corporation.

            (b) The Series B Preferred Shares shall rank senior to all Junior Securities, on a parity with all Parity Securities, and junior to all Senior
Securities, in each case with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that (i) the Series B Preferred Shares shall rank senior to the Series A Preferred Shares (as defined in the Certificate of Incorporation) with respect to dividend rights and on a parity with the Series A Preferred Shares with respect to rights upon liquidation, dissolution or winding up of the Corporation and (ii) the Series B Preferred Shares shall rank on a parity with the Series C Preferred Shares with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation.

      2. Dividends. (a) The holders of issued and outstanding Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at an annual rate equal to 15% of the Series B Liquidation Preference (as defined below) (the "Series B Base Dividend"). In addition, the holders of issued and outstanding Series B Preferred Shares shall be entitled to participate with the Class A Common Shares (as defined in the Certificate of Incorporation) and to receive, before any dividends (whether in cash or in kind) are paid upon or set aside for the Class A Common Shares, the same dividends (whether in cash or in kind), as are distributed in respect of each Class A Common Share (the "Series B Participating Dividend"). One Series B Preferred Share shall be treated for purposes of such participation as being equal to 0.5 (the "Series B Participation Number") shares of Class A Common Shares. Holders of Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash or in kind, in excess of full cumulative Series B Base Dividends and Series B Participating Dividends, as specifically provided in this Article THIRD. Series B Participation Dividends shall be paid at the same time as and when dividends on the Class A Common Shares are paid to holders of Class A Common Shares.

            (b) Series B Base Dividends shall accrue on a daily basis, cumulative from the date of issuance, and shall be payable semi-annually in arrears on the last day of each June and December, or, if such date is not a business day, the succeeding business day (each, a "Series B Base Dividend
Payment Date"). Series B Base Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series B Base Dividends shall accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared. Series B Base Dividends shall be paid to the holders of record of Series B Preferred Shares as they appear on the records of the Corporation at the close of business on the 15th day of the calendar month in which the applicable Series B Base Dividend Payment Date falls or on such other date designated by the Board of Directors for the payment of Series B Base Dividends that is not more than 30 nor less than 10 days prior to such Series B Dividend Payment Date. Any payment of a Series B Base Dividend shall first be credited against the earliest accumulated but unpaid Series B Base Dividend due with respect to such share that remains payable.

            (c) So long as any  Series  B  Preferred  Share is  outstanding,  no dividend (other than a dividend in Common Shares of the Corporation) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Securities of any kind, nor shall any Junior Securities of any kind be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities) by the Corporation (except by conversion into or exchange for other Junior Securities), unless, in each case, full cumulative dividends on all the Series B Preferred Shares have been or are contemporaneously declared and paid or are declared and a sum sufficient for the payment thereof is set apart for such payment for all past dividend periods and the then current dividend period. If dividends are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series B Preferred Shares, all dividends declared upon the Series B Preferred Shares and any series of Parity Securities with respect to dividends shall be declared pro rata so that the amount of dividends declared per share of the Series B Preferred Shares and such series of Parity Securities with respect to dividends shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Preferred Shares and such series of Parity Securities with respect to dividends bear to each other. Notwithstanding anything to the contrary in this Section 2(c), Common Stock of the Corporation may be repurchased by the Corporation as required by the Shareholders Agreement dated December 29, 1987, by and between the Corporation, Charles H. Bendheim, Jack C. Bendheim and Marvin S. Sussman (the "Sussman Shareholders Agreement"), as amended and in effect on the date of original issuance of the Series B Preferred Shares, and as thereafter amended, except for any amendment subsequent to the date of original issuance of the Series B Preferred Shares which causes the terms of such agreement to be less favorable in any respect to the Corporation or the holders of the Series B Preferred Shares.

            (d) If the Corporation subdivides or splits the outstanding Class A Common Shares into a greater number of shares or combines the outstanding Class A Common Shares into a smaller number of shares, then the Series B Participation Number shall be adjusted, effective immediately after the relevant effective date, so as to represent the number of Class A Common Shares of the Corporation which would be represented by the then applicable Series B Participation Number upon the effective date of the subdivision, split or combination. As soon as practicable, the Corporation shall deliver by first class mail, postage prepaid, to each holder of Series B Preferred Shares a notice, certified as true and correct by an authorized person of the Corporation, stating the Series B Participation Number after such adjustment, a brief statement of the facts requiring such adjustment and the effective date of such adjusted Series B Participation Number; provided that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

      3. Redemption.

            (a) Optional Redemption. (i) During the period beginning 90 days before and ending 90 days after each anniversary of the date of original issuance of the Series B Preferred Shares (the "Series B Anniversary Period"), but only once per Series B Anniversary Period, the Corporation may redeem all or part of the issued and outstanding Series B Preferred Shares by payment in cash for each share of Series B Preferred Share redeemed in an amount equal to the Series B Liquidation Preference; provided, however, that if all Series C
Preferred Shares are not redeemed concurrently with the Series B Preferred Shares during a Series B Anniversary Period, then, in lieu of the foregoing, the amount to be paid in cash by the Corporation in this Section 3(a)(i) in respect of Series B Preferred Shares to be redeemed shall be an amount equal to (A) the Series B Liquidation Preference, plus (B) an amount so that, combined with all other payments made on the Series B Preferred Shares to be redeemed, a holder of Series B Preferred Shares will have received an internal rate of return of 20% on the purchase price of the Series B Preferred Shares from the date of issuance to the date fixed for redemption. Notwithstanding anything to the contrary, the Series B Preferred Shares may be redeemed in part during a Series B Anniversary Period only if the number of shares of Series B Preferred Shares to be redeemed during such Series B Anniversary Period is equal to or greater than 50% of the number of shares of Series B Preferred Shares issued and outstanding on the first day of the first Series B Anniversary Period, as adjusted for stock dividends, subdivisions, splits, combinations or similar transactions thereof.

                  (ii) During each period that is not a Series B Anniversary Period (a "Non-Series B Anniversary Period"), but only once per Non-Series B Anniversary Period, the Corporation may redeem all or part of the issued and outstanding Series B Preferred Shares by payment in cash for each share of
Series B Preferred Share redeemed in an amount equal to (A) the Series B Liquidation Preference, plus (B) an amount equal to the dividends that would have accrued after such redemption if such Series B Preferred Share was redeemed on the anniversary of the date of original issuance of the Series B Preferred Shares occurring in the Series B Anniversary Period immediately following such Non-Series B Anniversary Period; provided, however, that if all Series C
Preferred Shares are not redeemed concurrently with the Series B Preferred Shares during a Non-Series B Anniversary Period, then, in lieu of the foregoing, the amount to be paid in cash by the Corporation in this Section 3(a)(ii) in respect of Series B Preferred Shares to be redeemed shall be an amount equal to
(A) the Series B Liquidation Preference, plus (B) an amount equal to the dividends that would have accrued after such redemption if such Series B Preferred Share was redeemed on the anniversary of the date of original issuance of the Series B Preferred Shares occurring in the Series B Anniversary Period immediately following such Non-Series B Anniversary Period, plus (C) an amount so that, combined with all other payments made on the Series B Preferred Shares to be redeemed, a holder of Series B Preferred Shares will have received an internal rate of return of 20% on the purchase price of the Series B Preferred Shares from the date of issuance to the anniversary of the date of original issuance of the Series B Preferred Shares occurring in the Series B Anniversary Period immediately following such Non-Series B Anniversary Period. Notwithstanding anything to the contrary, the Series B Preferred Shares may be redeemed in part during a Non-Series B Anniversary Period only if the number of shares of Series B Preferred Shares to be redeemed during such Non-Series B Anniversary Period is equal to or greater than 50% of the number of shares of Series B Preferred Shares issued and outstanding on the first day of the first Series B Anniversary Period, as adjusted for stock dividends, subdivisions, splits, combinations or similar transactions thereof.

                  (iii) The Board of Directors shall fix a record date for the determination of the Series B Preferred Shares to be redeemed, and such record date shall not be more than 30 days nor less than 10 days prior to the date of redemption. The Corporation shall deliver by first class mail, postage prepaid, a notice of redemption not less than 10 nor more than 30 days prior to the date of redemption, addressed to the holders of record of the Series B Preferred Shares as they appear in the records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state the following: (A) the record date and date of redemption; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Shares held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Shares held by such holder to be redeemed.

            (b) Mandatory Redemption. (i) On and at any time after the Mandatory Redemption Right Date (as defined below), the Series B Preferred Shares shall be subject to mandatory redemption by the Corporation at the option and election of the holder thereof at a price, payable in cash, for each share of Series B Preferred Share redeemed in an amount equal to the Series B Liquidation Preference. All shares of Series B Preferred Shares held by such holder electing for redemption under this clause (b) shall be redeemed. The "Mandatory Redemption Right Date" means the earlier to occur of (x) the stated maturity or the earlier redemption in full of the Corporation's Series A and Series B 9 7/8% Senior Subordinated Notes due 2008 (the "Notes") or (y) a Change of Control (as defined in Article FIFTH hereto, which definition is the same as that contained in the Indenture, dated as of June 11, 1998, among Philipp Brothers Chemicals, Inc., Chase Manhattan Bank, as Trustee, and the guarantors named therein with respect to the Notes (the "Indenture")).

                  (ii) The Corporation shall give notice to the holders of record of Series B Preferred Shares of this mandatory redemption right as soon as practicable after the Mandatory Redemption Right Date, by first class mail, postage prepaid, at their addresses as shown on the records of the Corporation. Each such notice shall state: (A) that, on and after such Mandatory Redemption Right Date, such holder has the right to require the Corporation to repurchase for cash all of such holder's Series B Preferred Shares; (B) the redemption price as of the Mandatory Redemption Right Date (it being understood that the actual redemption price will be determined as of the date on which the redemption occurs); (C) the place where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (D) that dividends on the shares to be redeemed will cease to accrue as of the date such shares are redeemed.

                  (iii) The Corporation shall redeem each Series B Preferred Share requested to be redeemed by the holder thereof within 30 days of receipt by the Corporation of a notice from such holder requesting such redemption. If the Corporation fails for any reason to so redeem any one or more of the Series B Preferred Shares so requested to be redeemed, then, immediately upon the expiration of such 30-day period and for so long as the Corporation has not redeemed all of such Series B Preferred Shares requested to be redeemed, each Series B Preferred Share shall entitle the holder thereof to the same voting rights to which each Class A Common Share of the Corporation (and each share of any other capital stock of the Corporation) entitles the holder thereof; provided, however, no Series B Preferred Share shall entitle the holder thereof to any voting rights with respect to the election and removal of directors. The holders of Series B Preferred Shares shall vote together with the Class A Common Shares (and with the shares of any other capital stock of the Corporation).

            (c) On and after the date of a redemption pursuant to Sections 3(a) or (b), the Corporation shall pay the applicable redemption price of a Series B Preferred Share to the holder thereof in cash upon surrender of the certificates therefor (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state); provided that if such certificates are lost, stolen or destroyed, the Board of Directors may require such holder to indemnify the Corporation, in a reasonable amount and in a reasonable manner, prior to paying such redemption price. From and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the full payment of the redemption price), dividends on the Series B Preferred Shares to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Any Series B Preferred Shares which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

            (d) Notwithstanding the foregoing, unless full cumulative dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or are declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, (i) no Series B Preferred Shares may be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed in accordance with this Section 3 and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares; provided, however, that the foregoing shall not prevent the redemption on a pro rata basis of Series B Preferred Shares in accordance with this Section 3 or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

            (e) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the Series B Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

      4. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, each Series B Preferred Share shall entitle the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Securities with respect to the liquidation, dissolution, or winding up of the Corporation, a stated value in the amount of $1,000, plus an amount equal to all accrued and unpaid dividends to the date fixed for payment thereof (collectively, the "Series B Liquidation Preference").

            (b) After the payment to the holders of Series B Preferred Shares of the full amount of the liquidation distribution to which they are entitled pursuant to Section 4(a), the holders of Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

            (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Shares and any other Parity Securities with respect to the liquidation, dissolution or winding up of the Corporation are not paid in full, the holders of the Series B Preferred Shares and of such other Parity Securities will share ratably in any such distribution of assets of the Corporation in proportion to the full respective values to which they are entitled.

            (d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or entity or the merger or consolidation of any other corporation or entity into or with the Corporation, shall necessarily be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

      5. Voting Rights. (a) Holders of Series B Preferred Shares will have no voting rights, except as set forth below or as otherwise required by law from time to time.

            (b) So long as any Series B Preferred Shares are outstanding, the Corporation shall not take any of the following actions, without the prior consent or affirmative vote of the holders of at least two-thirds of all Series B Preferred Shares then issued and outstanding, given in person or by proxy, either in writing or at a meeting called therefor (such holders of Series B Preferred Shares voting separately as a class):

                  (i) any amendment, alteration or change to the rights, preferences, privileges or powers of any Series B Preferred Share in any manner

(whether by merger, consolidation, reclassification or otherwise) that adversely affects any shares thereof or present or future holders thereof;

                  (ii)  any   authorization,   creation   (by  way  of   merger,
consolidation,   reclassification  or  otherwise)  or  issuance  of  any  Senior
Securities or Parity Securities of any kind;

                  (iii) any amendment, repeal or alteration of this Certificate of Amendment, the Certificate of Incorporation or Bylaws in any manner (by way of merger, consolidation, reclassification or otherwise) that adversely affects the present or future holders of the Series B Preferred Shares; or

                  (iv) any understanding, agreement or contract to do any of the foregoing.

      FOURTH: The Certificate of Incorporation is hereby further amended to provide that 20,000 shares of the Corporation's authorized and unissued
Preferred Shares shall be designated as Series C Redeemable Participating Preferred Shares (hereinafter referred to as the "Series C Preferred Shares"), which shall have the following relative rights, preferences and limitations, as fixed by the Corporation's Board of Directors pursuant to authority granted to it under the Certificate of Incorporation and as permitted by Section 502 of the Business Corporation Law:

      1. Rank. (a) The terms "Senior Securities," "Parity Securities" and "Junior Securities" shall have the meanings given to them in Section 1(a) of Article THIRD hereinabove.

            (b) The Series C Preferred Shares shall rank senior to all Junior Securities, on a parity with all Parity Securities, and junior to all Senior
Securities,  in each case  with  respect  to  dividend  rights  or  rights  upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that (i) the Series C Preferred Shares shall rank senior to the Series A Preferred Shares with respect to dividend rights and on a parity with the Series A Preferred Shares with respect to rights upon liquidation, dissolution or winding up of the Corporation and (ii) the Series C Preferred Shares shall rank on a parity with the Series B Preferred Shares with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation.

      2. Dividends. (a) The holders of issued and outstanding Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at an annual rate equal to 15% of the Series C Liquidation Preference (as defined below) (the "Series C Base Dividend"). In addition, the holders of issued and outstanding Series C Preferred Shares shall be entitled to participate with the Class A Common Shares and to receive, before any dividends (whether in cash or in kind) are paid upon or set aside for the Class A Common Shares, the same dividends (whether in cash or in kind) as are distributed in respect of each Class A Common Share (the "Series C Participating Dividend"). One Series C Preferred Share shall be treated for purposes of such participation as being equal to 0.5 (the "Series C Participation

Number") shares of Class A Common Shares. Holders of Series C Preferred Shares shall not be entitled to any dividend, whether payable in cash or in kind, in excess of full cumulative Series C Base Dividends and Series C Participating Dividends, as specifically provided in this Article FOURTH. Series C Participation Dividends shall be paid at the same time as and when dividends on Class A Common Shares are paid to holders of Class A Common Shares.

            (b) Series C Base Dividends shall accrue on a daily basis, cumulative from the date of issuance, and shall be payable semi-annually in arrears on the last day of each June and December, or, if such date is not a business day, the succeeding business day (each, a "Series C Base Dividend
Payment Date"). Series C Base Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series C Base Dividends shall accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared. Series C Base Dividends shall be paid to the holders of record of Series C Preferred Shares as they appear on the records of the Corporation at the close of business on the 15th day of the calendar month in which the applicable Series C Base Dividend Payment Date falls or on such other date designated by the Board of Directors for the payment of Series C Base Dividends that is not more than 30 nor less than 10 days prior to such Series C Dividend Payment Date. Any payment of a Series C Base Dividend shall first be credited against the earliest accumulated but unpaid Series C Base Dividend due with respect to such share that remains payable.

            (c) So long as any  Series  C  Preferred  Share is  outstanding,  no dividend (other than a dividend in Common Shares of the Corporation) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Securities of any kind, nor shall any Junior Securities of any kind be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities) by the Corporation (except by conversion into or exchange for other Junior Securities), unless, in each case, full cumulative dividends on all the Series C Preferred Shares have been or are contemporaneously declared and paid or are declared and a sum sufficient for the payment thereof is set apart for such payment for all past dividend periods and the then current dividend period. If dividends are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series C Preferred Shares, all dividends declared upon the Series C Preferred Shares and any series of Parity Securities with respect to dividends shall be declared pro rata so that the amount of dividends declared per share of the Series C Preferred Shares and such series of Parity Securities with respect to dividends shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series C Preferred Shares and such series of Parity Securities with respect to dividends bear to each other. Notwithstanding anything to the contrary in this Section 2(c), Common Stock of the Corporation may be repurchased by the Corporation as required by the Sussman Shareholders Agreement (as defined in Article THIRD), as amended and in effect on the date of original issuance of the Series C Preferred Shares, and as thereafter amended, except for any amendment subsequent to the date of original issuance of the Series C Preferred Shares which causes the terms of such agreement to be less favorable in any respect to the Corporation or the holders of the Series C Preferred Shares.

            (d) If the Corporation subdivides or splits the outstanding Class A Common Shares into a greater number of shares or combines the outstanding Class A Common Shares into a smaller number of shares, then the Series C Participation Number shall be adjusted, effective immediately after the relevant effective date, so as to represent the number of Class A Common Shares of the Corporation which would be represented by the then applicable Series C Participation Number upon the effective date of the subdivision, split or combination. As soon as practicable, the Corporation shall deliver by first class mail, postage prepaid, to each holder of Series C Preferred Shares a notice, certified as true and correct by an authorized person of the Corporation, stating the Series C Participation Number after such adjustment, a brief statement of the facts requiring such adjustment and the effective date of such adjusted Series C Participation Number; provided that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

      3. Redemption.

            (a) Optional Redemption. (i) During the period beginning 90 days before and ending 90 days after the third anniversary, and each anniversary thereafter, of the date of original issuance of the Series C Preferred Shares (the "Series C Anniversary Period"), but only once per Series C Anniversary Period, the Corporation may redeem all, but not less than all, of the issued and outstanding Series C Preferred Shares by payment in cash for each share of Series C Preferred Share redeemed in an amount equal to (A) the Series C Liquidation Preference, plus (B) a pro rata amount equal to the product of the Equity Value (as defined below) multiplied by the Applicable Percentage (as defined below) as of the record date for such redemption (the "Equity Value Amount").

                  (ii) During each period that is after the first Series C Anniversary Period but is not a Series C Anniversary Period (a "Non-Series C Anniversary Period"), but only once per Non-Series C Anniversary Period, the Corporation may redeem all, but not less than all, of the issued and outstanding Series C Preferred Shares by payment in cash for each share of Series C Preferred Share redeemed in an amount equal to (A) the Series C Liquidation Preference, plus (B) an amount equal to the dividends that would have accrued after such redemption if such Series C Preferred Share was redeemed on the anniversary of the date of original issuance of the Series C Preferred Shares occurring in the Series C Anniversary Period immediately following such Non-Series C Anniversary Period, plus (C) the Equity Value Amount.

                  (iii) "Equity Value" shall mean an amount equal to (A) the sum of (x) the product obtained by multiplying 7.5 by the greater of either the Corporation's trailing EBITDA (as defined below) for the most recent four full fiscal quarters (such period, the "Last Period") or the average of the Corporation's trailing EBITDA for the Last Period and the Corporation's EBITDA for the four full fiscal quarters immediately preceding the Last Period plus (y) the Corporation's cash and marketable securities, and minus (B) all outstanding indebtedness, minority interests, preferred stock, accrued environmental reserves, accrued currency reserves, accrued indebtedness for the Net Revenues Payment (as defined in Article FIFTH hereto, which definition is the same as that contained in Section 2.6(b) of the Asset Purchase Agreement, among Pfizer, Inc., a Delaware corporation, the other Asset Selling Corporations (as defined therein), and the Corporation, dated as of September 28, 2000 (the "Pfizer Agreement"))), and accrued indebtedness for Gross Profit Excluding Virginiamycin (as defined in Article FIFTH hereto, which definition is the same as that contained in Section
1.1 of the Pfizer Agreement). For each relevant fiscal quarter, the calculation of Equity Value and all of its components (including but not limited to the components of EBITDA) shall be based on figures that are reflected in (and only to the extent reflected in) the consolidated balance sheet and consolidated statements of income and cash flows of the Corporation as of and for such fiscal quarter, all of which must be prepared in accordance with generally accepted accounting principles consistently applied and audited by nationally recognized independent public accountants.

      "EBITDA" shall mean, for any period, (x) the sum of income, all depreciation expenses, all amortization expenses, and any other non-cash expenses but excluding (y) all extraordinary losses, all interest expenses (net of interest income), all charges against income for federal, state and local taxes, all non-recurring expenses or charges, and extraordinary non-recurring gains, in each case based upon (and only to the extent reflected in) the audited financial statements of the Corporation used in calculating "Equity Value" in the immediately preceding paragraph; provided that, unless otherwise agreed to by a majority the holders of Series C Preferred Shares, payments for all earnout and royalty payments and all management fees shall be excluded from EBITDA.

      "Applicable Percentage" shall mean, with respect to a redemption pursuant to Section 3(a) during a Series C Anniversary Period or a Non-Series C
Anniversary Period or with respect to the calculation of Capital Stock Transaction Amount (as defined herein), the percentage listed below opposite the period in which the redemption occurs or in which the consummation of the Capital Stock Transaction occurs, respectively:

         Period                                                      Percentage
         ------                                                      ----------

         September 1, 2003 to February 28, 2004                        14.00%
         February 29, 2004 to February 28, 2005                        18.00%
         March 1, 2005 to February 28, 2006                            22.00%
         March 1, 2006 to February 28, 2007                            25.00%
         March 1, 2007 to February 28, 2008                            27.50%
         February 29, 2008 and thereafter                              30.00%

                  (iv) The Board of Directors shall fix a record date for the determination of the Series C Preferred Shares to be redeemed, and such record date shall not be more than 30 days nor less than 10 days prior to the date of redemption. The Corporation shall deliver by first class mail, postage prepaid, a notice of redemption not less than 10 nor more than 30 days prior to the date of redemption, addressed to the holders of record of the Series C Preferred Shares as they appear in the records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state the following: (A) the record date and date of redemption; (B) the redemption price;
(C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place where the Series C Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  (v) The Corporation may not redeem any share of Series C Preferred Shares pursuant to this Section 3(a) if any share of Series B Preferred Shares is outstanding, unless all outstanding shares of Series B Preferred Shares are redeemed concurrently with such redemption of Series C Preferred Shares.

            (b) Mandatory Redemption. (i) On and at any time after the Mandatory Redemption Right Date (as defined in Article THIRD), the Series C Preferred Shares shall be subject to mandatory redemption by the Corporation at the option and election of the holder thereof at a price, payable in cash, for each share of Series C Preferred Share redeemed in an amount equal to (A) the Series C Liquidation Preference, plus (B) the Equity Value Amount. All shares of Series C Preferred Shares held by such holder electing for redemption under this clause
(b) shall be redeemed.

                  (ii) The Corporation shall give notice to the holders of record of Series C Preferred Shares of this mandatory redemption right as soon as practicable after the Mandatory Redemption Right Date, by first class mail, postage prepaid, at their addresses as shown on the records of the Corporation. Each such notice shall state: (A) that, on and after such Mandatory Redemption Right Date, such holder has the right to require the Corporation to repurchase for cash all of such holder's Series C Preferred Shares; (B) the redemption price as of the Mandatory Redemption Right Date (it being understood that the actual redemption price will be determined as of the date on which the redemption occurs); (C) the place where the Series C Preferred Shares are to be surrendered for payment of the redemption price; and (D) that dividends on the shares to be redeemed will cease to accrue as of the date such shares are redeemed.

                  (iii) The Corporation shall redeem each Series C Preferred Share requested to be redeemed by the holder thereof within 30 days of receipt by the Corporation of a notice from such holder requesting such redemption. If the Corporation fails for any reason to so redeem any one or more of the Series C Preferred Shares so requested to be redeemed, then, immediately upon the expiration of such 30-day period and for so long as the Corporation has not redeemed all of such Series C Preferred Shares requested to be redeemed, each Series C Preferred Share shall entitle the holder thereof to the same voting rights to which each Class A Common Share of the Corporation (and each share of any other capital stock of the Corporation) entitles the holder thereof; provided, however, no Series C Preferred Share shall entitle the holder thereof to any voting rights with respect to the election and removal of directors. The holders of Series C Preferred Shares shall vote together with the Class A Common Shares (and with the shares of any other capital stock of the Corporation).

            (c) Capital Stock Transaction Adjustment. (i) The Corporation may not effect (A) any recapitalization of the Corporation or reclassification of any capital stock of the Corporation, (B) any consolidation, merger or combination of the Corporation with or into another corporation or entity, (C) any sale or conveyance of all or substantially all of the assets of the Corporation to any person or entity as a result of which holders of any capital stock of the Corporation shall be entitled to receive cash, stock, securities or other property with respect to or in exchange for such capital stock, (D) any initial public offering of any capital stock of the Corporation, or (E) any redemption, acquisition or other purchase of any Junior Securities or Parity Securities (other than Series B Preferred Shares or Series C Preferred Shares) of the Corporation (collectively, a "Capital Stock Transaction"), unless (x) the amount of the Series C Liquidation Preference is increased by the Capital Stock Transaction Amount (as defined below), if any, with respect to all outstanding Series C Preferred Shares as of the date of the consummation of the Capital Stock Transaction, and (y) if such Capital Stock Transaction occurs during the one-year period following the redemption of any Series C Preferred Shares, then immediately prior to or concurrently with the consummation of the Capital Stock Transaction, the Corporation pays in cash the Capital Stock Transaction Amount, if any, to each person or entity that was the last holder of record of a Series C Preferred Share that was redeemed during the 360-day period preceding the date of the consummation of such Capital Stock Transaction. "Capital Stock Transaction Amount" means a pro rata amount equal to the excess, if any, of (1) the aggregate value of the outstanding shares, fully diluted, of all classes of Common Stock of the Corporation based on, but immediately prior to the consummation of, the Capital Stock Transaction multiplied by the Applicable Percentage as of the date of the consummation of the Capital Stock Transaction over (2) the Equity Value Amount immediately prior to the consummation of the Capital Stock Transaction.

                  (ii) The Corporation shall deliver by first class mail, postage prepaid, a notice of entering into a Capital Stock Transaction as soon as practicable and in any event not less than 20 days prior to the date of consummation thereof, addressed to the holders of record of the Series C Preferred Shares and, if clause (y) of subsection (i) is applicable, such former holders of record of the Series C Preferred Shares, as they appear in the records of the Corporation. Each notice shall state the following: (A) a brief description of the Capital Stock Transaction and (B), if applicable, the Capital Stock Transaction Amount and the method of calculation therefor.

            (d) On and after the date of a redemption pursuant to Sections 3(a) or (b), the Corporation shall pay the applicable redemption price of a Series C Preferred Share to the holder thereof in cash upon surrender of the certificates therefor (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state); provided that if such certificates are lost, stolen or destroyed, the Board of Directors may require such holder to indemnify the Corporation, in a reasonable amount and in a reasonable manner, prior to paying such redemption price. From and after the applicable redemption date (unless default shall be made by the

Corporation in providing money for the full payment of the redemption price), dividends on the Series C Preferred Shares to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price and any Capital Stock Transaction Amount) shall cease. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Any Series C Preferred Shares which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

            (e) Notwithstanding the foregoing, unless full cumulative dividends on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or are declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, (i) no Series C Preferred Shares may be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed in accordance with this Section 3 and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.

      4. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, each Series C Preferred Share shall entitle the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Securities with respect to the liquidation, dissolution, or winding up of the Corporation, (i) a stated value in the amount of $1,000 (as adjusted by the Capital Stock Transaction Amount, if any), plus an amount equal to all accrued and unpaid dividends to the date fixed for payment thereof (collectively, the "Series C Liquidation Preference"), plus (ii) the Equity Value Amount.

            (b) After the payment to the holders of Series C Preferred Shares of the full amount of the liquidation distribution to which they are entitled pursuant to Section 4(a), the holders of Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

            (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Shares and any other Parity Securities with respect to the liquidation, dissolution or winding up of the Corporation are not paid in full, the holders of the Series C Preferred Shares and of such other Parity Securities will share ratably in any such distribution of assets of the Corporation in proportion to the full respective values to which they are entitled.

            (d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or entity or the merger or consolidation of any other corporation or entity into or with the Corporation, shall necessarily be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

      5. Voting Rights. (a) Holders of Series C Preferred Shares will have no voting rights, except as set forth below or as otherwise required by law from time to time.

            (b) So long as any Series C Preferred Shares are outstanding, the Corporation shall not take any of the following actions, without the prior consent or affirmative vote of the holders of at least two-thirds of all Series C Preferred Shares then issued and outstanding, given in person or by proxy, either in writing or at a meeting called therefor (such holders of Series C Preferred Shares voting separately as a class):

                  (i) any amendment, alteration or change to the rights, preferences, privileges or powers of any Series C Preferred Share in any manner (whether by merger, consolidation, reclassification or otherwise) that adversely affects any shares thereof or present or future holders thereof;

                  (ii)  any   authorization,   creation   (by  way  of   merger,
consolidation,   reclassification  or  otherwise)  or  issuance  of  any  Senior
Securities or Parity Securities of any kind;

                  (iii) any amendment, repeal or alteration of this Certificate of Amendment, the Certificate of Incorporation or Bylaws of the Corporation in any manner (by way of merger, consolidation, reclassification or otherwise) that adversely affects the present or future holders of the Series C Preferred Shares; or

                  (iv) any understanding, agreement or contract to do any of the foregoing.

      FIFTH: The following terms, as used in this Certificate of Amendment, shall have the definitions set forth below.

      1. Definition of Change of Control. "Change of Control" means the occurrence of any of the following events after the date of filing this Certificate of Amendment: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Corporation; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Corporation then in office; (iii) the approval by the holders of Capital Stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation as a whole and not any Restricted Subsidiary or Guarantor (whether or not otherwise in compliance with the terms of the Indenture); or (iv) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Corporation and its Restricted Subsidiaries taken as a whole to any person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirely or substantially as an entirety in one transaction or a series or related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction.

      As used in the above definition of "Change of Control" and in the definitions that follow, the following terms have the meanings set forth below:

      "Affiliates" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      "Guarantor" means (i) the domestic Subsidiaries of the Corporation on the Issue Date, (ii) each of the Corporation's Restricted Subsidiaries which become Restricted Subsidiaries after the Issue Date and which are organized in the United States, and (iii) each of the Corporation's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor.

      "Issue Date" means the date on which the Notes are first issued under this Indenture.

      "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

      "Restricted Subsidiary" means each direct or indirect Subsidiary of the Corporation other than an Unrestricted Subsidiary.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such person is a general partner, or (iii) any other person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

      "Unrestricted   Subsidiary"   means  any  Subsidiary  of  the  Corporation
designated as such pursuant to and in compliance with Section 4.14 of the Indenture and not redesignated a Restricted Subsidiary in compliance with such Section.

      "Voting Stock" of a Person means Capital Stock of such Person of the class pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      2. Definition of Net Revenues Payment. "Net Revenues Payment" means Net Virginiamycin Revenues for the most recently completed Measurement Period.

      In the above definition of "Net Revenues Payment" and in the definitions that follow, the following terms have the meanings set forth below:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

      "Closing Date" means the date on which the closing of the transactions contemplated by the Pfizer Agreement occurs.

      "Measurement Period" means the three (3)-month period commencing on the first day of the month following the month in which the Closing Date occurs and ending on the last day of the month that is three (3) months after the month in which the Closing Date occurs, and each of the nineteen (19) successive three
(3)-month periods thereafter commencing on the first day of the month following the most recently completed Measurement Period and ending on the last day of the month in which the fifth anniversary of the Closing Date occurs.

      "Net Virginiamycin Revenues" means the gross invoice value of all sales of Virginiamycin by the Corporation and/or its Affiliates to third parties, net of (regardless of the period to which any such items apply) (i) all applicable bona fide trade and volume discounts and rebates and allowances to customers accrued on such sales and (ii) credits, allowances, refunds, returns and adjustments actually granted to customers on account of spoiled, damaged, outdated or returned goods; provided that in the event sales of Virginiamycin are bundled with other products of the Corporation, the portion of the gross invoice value derived from the sale of the bundled products attributable to Virginiamycin for purposes hereof shall be in proportion to the most recent published sales price for Virginiamycin as compared to the most recent published sales price for the other bundled products. Net Virginiamycin Revenues also shall include net royalty payments, fees and other payments relating to Virginiamycin received by the Corporation and/or its Affiliates from licensees or distributors of Virginiamycin and other third parties appointed by the Corporation serving a similar function. Notwithstanding the foregoing, there shall not be included in "Net Virginiamycin Revenues" sales of Virginiamycin by the Corporation and/or its Affiliates to Pfizer, Inc. and/or its Affiliates pursuant to the arrangements relating to Egypt, Algeria and India entered into by the parties pursuant to the terms of the Pfizer Agreement.

      "Person"  means  an  individual,   a   corporation,   a  partnership,   an
association, a trust or other entity or organization.

      "Products" means certain feed additive products listed on Schedule 1 of the Pfizer Agreement.

      "Virginiamycin" means any of the Products which contain as their active ingredient the composite virginiamycin antibiotic.

      3. Definition of Gross Profit Excluding Virginiamycin. "Gross Profit Excluding Virginiamycin" means net sales (gross sales less returns and allowances) by the Corporation and/or its Affiliates to third parties less its and/or their actual cost of sales (standard cost plus manufacturing variances and the impact of inventory revaluations) for all Products, excluding Virginiamycin, and any extensions, improvements, substitutes or replacements therefor, in each case that contain the same active ingredients as are used in the Products, excluding Virginiamycin; provided, however, that gross profit in respect of any products acquired by the Corporation or its Affiliates after the Closing Date containing the same active ingredients as are used in the Products (excluding Virginiamycin) shall not be included in such calculation if the acquired products are sold under a trademark or brand name other than those included in the Trademark Rights acquired by the Corporation hereunder. Gross Profit Excluding Virginiamycin also shall include net royalty payments, fees and other payments relating to the foregoing Products (including the aforementioned extensions, improvements, substitutes or replacements) received by the Corporation and/or its Affiliates from licensees and distributors of the foregoing Products and other third parties appointed by the Corporation serving a similar function. For purposes of determining cost of sales, the manufacturing variances and the impact of inventory revaluations shall be appropriately allocated between Virginiamycin and the other Products based on specific identification, if feasible, or any other reasonable method that results in a fair and equitable allocation.

      In the above definition of "Gross Profit Excluding Virginiamycin," the term "Trademark Rights" means registered and unregistered trademarks, service marks, brand names and certification marks set forth on Schedule 5.12 of the Pfizer Agreement, and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application. Other capitalized terms contained in this
Section 3 of Article FIFTH not otherwise defined in this Section 3 of Article FIFTH shall have the meanings ascribed thereto in Section 2 of Article FIFTH.

      SIXTH:   These  amendments  to  the  Certificate  of  Incorporation   were
authorized and approved by the Board of Directors of the Corporation at a meeting duly held therefor.

                     [Rest of page intentionally left blank]

      IN WITNESS WHEREOF, the undersigned are authorized to act on behalf of the Corporation and have signed and executed this Certificate of Amendment, in their respective capacities as indicated below, on November 30, 2000.

                                             /s/ JACK C. BENDHIEM
                                             -----------------------------------
                                             Jack C. Bendheim, President

                                             /s/ JOSEPH M. KATZENSTEIN
                                             -----------------------------------
                                             Joseph M. Katzenstein, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHILIPP BROTHERS CHEMICALS, INC.

               (Under Section 805 of the Business Corporation Law)

      The undersigned, being respectively the President and Secretary of the below-named corporation, hereby certify as follows:

      FIRST: The name of the Corporation is Philipp Brothers Chemicals, Inc. (the "Corporation").

      SECOND: The original certificate of incorporation of the Corporation was filed by the Department of State on May 11, 1946 (such certificate of incorporation, as amended and in effect thereafter, the "Certificate of Incorporation").

      THIRD: The Certificate of Incorporation is hereby amended by deleting Article FIRST thereof in entirety and replacing it with a new Article FIRST which provides as follows:

            "FIRST: The name of the corporation is

                  Phibro Animal Health Corporation"

      FOURTH: This amendment to the Certificate of Incorporation was authorized and approved by a majority of the Board of Directors of the Corporation at a meeting duly held and by the shareholders of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, the undersigned are authorized to act on behalf of the Corporation and have signed and executed this Certificate of Amendment, in their respective capacities as indicated below, on July 24, 2003.

                                       PHILIPP BROTHERS CHEMICALS, INC.

                                       /s/ Jack Bendheim
                                       ---------------------------------------

                                       Jack Bendheim, President

                                       /s/ Joseph Katzenstein
                                       ---------------------------------------
                                       Joseph Katzenstein, Secretary

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                        PHIBRO ANIMAL HEALTH CORPORATION

                Under Section 805 of the Business Corporation Law

                                   ----------

      It is hereby certified that:

      FIRST: The name of the corporation is PHIBRO ANIMAL HEALTH CORPORATION.

      SECOND: The certificate of incorporation of the corporation was filed by the Department of State on May 11, 1946. The name under which the corporation was formed was Philipp Brothers Chemicals, Inc. It later became known as Phibro Animal Health Corporation.

      THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows: To amend the definition of "Equity Value" contained within Section 3(a)(iii) of Article FOURTH of the certificate of amendment of the certificate of incorporation of the corporation filed on November 30, 2000 (the "Certificate of Amendment").

      FOURTH: To accomplish the foregoing amendment, Section 3(a)(iii) of Article FOURTH of the Certificate of Amendment of the corporation, relating to the definition of "Equity Value" is hereby amended to read as follows:

            (iii)  "Equity  Value"  shall mean an amount equal to (A) the sum of
      (x) the product obtained by multiplying 6.0 by the greater of either the Corporation's trailing EBITDA (as defined below) for the most recent four full fiscal quarters (such period, the "Last Period") or the average of the Corporation's trailing EBITDA for the Last Period and the Corporation's EBITDA for the four full fiscal quarters immediately preceding the Last Period plus (y) the Corporation's cash and marketable securities, and minus (B) all outstanding indebtedness, minority interests, preferred stock, accrued environmental reserves and accrued currency reserves. For each relevant fiscal quarter, the calculation of Equity Value and all of its components (including but not limited to the components of EBITDA) shall be based on figures that are reflected in (and only to the extent reflected in) the consolidated balance sheet and consolidated statements of income and cash flows of the Corporation as of and for such fiscal quarter, all of which must be prepared in accordance with generally accepted accounting principles consistently applied and audited by nationally recognized independent public accountants.

      FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote at a meeting of the Board of Directors of the corporation, followed by the written consent of holders of outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation, having not less than the minimum requisite proportion of votes, which has been given in accordance with Section 615 of the Business Corporation Law. Written notice has been given as and to the extent required by the said Section 615.

Dated: December 26, 2003
                                            PHIBRO ANIMAL HEALTH CORPORATION

                                                     By: /s/ Jack C. Bendheim
                                                         -----------------------
                                                     Name:  Jack C. Bendheim
                                                     Title: President


                                       2